SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2014

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

iRobot Corporation (the “Company”) held its annual meeting of stockholders on May 20, 2014 to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2014. The final voting results from the meeting are set forth below.

Proposal 1

Votes regarding the election of the persons named below as class III members to the board of directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal, were as follows:

Name	For	Withheld	Broker Non-Votes
Gail Deegan	18,102,147	170,870	7,100,719
Andrea Geisser	18,101,582	171,435	7,100,719

Proposal 2

Votes regarding ratification of the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the 2014 fiscal year were as follows:

For	Against	Abstentions
25,219,568	102,342	51,826

Proposal 3

Votes regarding the non-binding, advisory proposal to approve the compensation of our named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
16,284,875	1,831,432	156,710	7,100,719
Proposal 4
Votes regarding the shareholder proposal entitled “Simple Majority Vote” were as follows:

For	Against	Abstentions	Broker Non-Votes
13,800,069	3,011,483	1,142,351	7,418,875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

May 22, 2014	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary